SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):

                      January 12, 1996  (December 29, 1995)




                               INTERCO INCORPORATED
               --------------------------------------------------
               (Exact name of Registrant as specified in charter)


          Delaware             I-91                43-0337683
     -------------------   ---------------   --------------------
        (State of            (Commission          (IRS Employer
       Incorporation)         File Number)   Identification Number)



                101 South Hanley Road, St. Louis, Missouri 63105
               --------------------------------------------------
                    (Address of principal executive offices)

                                 (314) 863-1100
                         -------------------------------
                         (Registrant's telephone number)





     Item 2.   Acquisition of Assets

          (a) On December 29, 1995, the Company purchased from a subsidiary of Armstrong World Industries, Inc. all of the issued and outstanding common stock of Thomasville Furniture Industries, Inc., a Pennsylvania corporation ("Thomasville"), in exchange for approximately $331 million in cash at closing. The Company also assumed $8 million in long-term debt of Thomasville.

          In connection with the acquisition, the Company entered into a new senior secured credit agreement with a syndicate of financial institutions led by Bankers Trust Company, Credit Lyonnais New York Branch and NationsBank, N.A. The credit agreement consists of three term loan facilities totaling $450 million and a $180 million revolving credit facility. In addition, the Company's existing receivables securitization facility with Credit Lyonnais has been increased from $150 million to $225 million. Proceeds from the new term loan facilities, an initial funding of $71 million from the revolving credit facility and an additional $55 million from the receivables securitization facility have been used to finance the purchase of Thomasville and to repay the balance under the Company's previous $285 million secured credit agreement.

          b) Thomasville, based in Thomasville, North Carolina, manufactures and markets residential wood and upholstered furniture under the Thomasville name as well as a separate line of promotional and ready-to-assemble furniture. The Company intends that Thomasville will continue its furniture business.

     Item 7.   Financial Statements and Exhibits

     (a)  Financial statements of business acquired

          It is impracticable to provide the required financial statements on the date this report is filed. The Company intends to file such financial statements as soon as practicable, but in any event within 60 days after this report is filed.

     (b)  Pro forma financial information

          It is impracticable to provide the required pro forma financial information on the date this report is filed. The Company intends to file such pro forma financial information as soon as practicable, but in any event within 60 days after this report is filed.

     (c)  2    Stock Purchase Agreement by and among Armstrong World
               Industries, Inc., Armstrong Enterprises, Inc. and the
               Company, dated as of November 18, 1995.

          99 (a) Credit Agreement among the Company, Broyhill Furniture Industries, Inc., The Lane Company, Incorporated, Thomasville Furniture Industries, Inc., Various Banks, Credit Lyonnais New York Branch, as Documentation Agent, Nationsbank, N.A., as Syndication Agent, and Bankers Trust Company, as Administration Agent, dated as of November 17, 1994 and amended and restated as of December 29, 1995.

          99(b) Receivables Purchase Agreement, dated as of November 15, 1994, as amended and restated as of December 29, 1995, among Interco Receivables Corp., as the Seller, and Atlantic Asset Securitization Corp., as an Investor, and Credit Lyonnais New York Branch, as the Agent.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   INTERCO INCORPORATED

                                   BY: Steven W. Alstadt
                                       ------------------------
                                       Steven W. Alstadt
                                       Controller and Chief
                                         Accounting Officer


     January 12, 1996